Exhibit 10.11

FIRST AMENDMENT AND CONSENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND CONSENT to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of January, 2009, by and between Silicon Valley Bank (“Bank”) and ARCA biopharma, Inc. (f/k/a ARCA Discovery, Inc.), a Delaware corporation (“Borrower”) whose address is 8001 Arista Place, Suite 200, Broomfield, CO 80021.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 17, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) revise the maturity date of the outstanding GC Line B Advances and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Borrower has also requested that Bank consent to the merger of a wholly-owned subsidiary of Nuvelo, Inc., a Delaware corporation (“Nuvelo”), with and into Borrower, with Borrower being the surviving corporation, pursuant to that certain Agreement and Plan of Reorganization, dated September 24, 2008, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization, dated October 28, 2008 (as may be further amended, modified, supplemented or restate from time to time, the “Merger Agreement”, with the transactions contemplated under such Merger Agreement being hereinafter referred to as, the “Merger Transactions”). Borrower has also requested that the Bank consent to the change of Borrower’s name to ARCA biopharma Colorado, Inc. (the “Name Change”).

E. Bank has agreed to so amend certain provisions of the Loan Agreement and consent to the Merger Transactions, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“6.2 Financial Statements, Reports, Certificates. Deliver to Bank: (i) within five (5) days of delivery, copies of all statements, reports and notices made generally available to the security holders or to any holders of Subordinated Debt of Borrower’s parent company, Nuvelo, Inc.(“Parent”) , (ii) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission for Borrower’s parent company, Nuvelo, Inc. (the “Parent”) or a link thereto on Parent’s or another website on the Internet; (iii) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; and (iv) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.”

2.2 The definition of “GC Line B Tranche Two maturity Date” in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“GC Line B Tranche Two Maturity Date” is March 23, 2009.

2.3 Borrower agrees that the Initial Warrant and Additional Warrants (collectively, the “Warrants”) issued to Bank pursuant to Section 6.8 of the Loan Agreement will be assumed by Nuvelo. Such Warrants shall be exercisable for the same securities, cash, and property as would be payable for the shares issuable upon exercise of the Warrants as if such shares were outstanding on the record date for the Merger Transactions and subsequent closing. The Warrant Price (as defined in the Warrants) shall be adjusted accordingly.

3. Consent. Subject to the conditions set forth in this Amendment, Bank hereby consents to the Merger Transactions and Name Change and agrees that the Merger Transactions and the Name Change, in and of themselves, shall not constitute an Event of Default pursuant to Sections 7.2 or 7.3 of the Loan Agreement. Borrower will deliver immediate notice to Bank if the Merger Transactions are not consummated on or before January 26, 2009.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s delivery to Bank of the filed Certificate of Merger with the Delaware Secretary of State, including any, and (c) Borrower’s payment of an amendment fee in an amount equal to $7,500 and all Bank Expenses in connection herewith.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWER:

SILICON VALLEY BANK		ARCA BIOPHARMA, INC.

By:	/s/ Bret J. Turner	By:	Patrick Wheeler

Print Name:	Bret J. Turner	Print Name:	Patrick Wheeler

Title:	Relationship Manager	Title:	SVP Finance

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